EXHIBIT 99.23B

EX-23(B)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                 April 26, 2002

Teachers Insurance and Annuity Association of America
730 Third Avenue

New York, NY 10017-3206


        Re: Registration of Individual, Group and Tax-Deferred Variable ANNUITY CONTRACTS ON FORM S-1 FOR THE TIAA REAL ESTATE ACCOUNT
               --------------------------------------------------------------



Ladies and Gentlemen:

                        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as a part of the above-referenced registration statement on Form S-1 for the TIAA Real Estate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By: /S/ STEVEN B. BOEHM
                                             --------------------------
                                             Steven B. Boehm




   Atlanta  |X|  Austin  |X|  New York  |X|  Tallahassee  |X|  Washington DC


                                      S-4